   As filed with the Securities and Exchange Commission on March 30, 2001.

                                                     Registration No. __________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  TRAFFIX, INC.
               (Exact name of issuer as specified in its charter)

  DELAWARE                                        22-3322277
(State or other jurisdic-                     (I.R.S. Employer
tion of incorporation                          Identification No.)
or organization)


                               ONE BLUE HILL PLAZA
                           PEARL RIVER, NEW YORK 10965
                    (Address of principal executive offices)


                                  TRAFFIX, INC.
                 1996 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)


                               JEFFREY L. SCHWARTZ
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                  TRAFFIX, INC.
                               ONE BLUE HILL PLAZA
                           PEARL RIVER, NEW YORK 10965
                                 (845) 620-1212
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                              Murray L. Skala, Esq.
               Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                              750 Lexington Avenue
                            New York, New York 10022


        Approximate date of commencement of proposed sale to the public:
                           FROM TIME TO TIME AFTER THE
                    REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED          PROPOSED
TITLE OF                                             MAXIMUM           MAXIMUM
SECURITIES                 AMOUNT                    OFFERING          AGGREGATE          AMOUNT OF
TO BE                      TO BE                     PRICE             OFFERING           REGISTRATION
REGISTERED                 REGISTERED                PER SHARE         PRICE              FEE


Common Stock               2,000,000                 $2.46875          $4,937,500(2)      $1,235
($.001 par                 shares(1)
 value)


(1) Represents shares underlying the Company's 1996 Stock Option Plan, as amended and restated to date (the "Plan"), for which no registration statement has been filed.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the product resulting from multiplying 2,000,000 shares of Common Stock by $2.46875, the average of the high and low sales prices of the shares of Common Stock, as reported on the Nasdaq National Market on March 26, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8, FILED WITH THE COMMISSION ON DECEMBER 10, 1996 AND DECEMBER 3, 1999 (FILE NOS. 333-17585 AND 333-92039, RESPECTIVELY), ARE HEREBY INCORPORATED BY REFERENCE, EXCEPT AS REVISED BELOW.


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Traffix, Inc. (formerly known as "Quintel Communications, Inc."), a Delaware corporation (referred to herein as either the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended November 30, 2000, as amended.

         (b) The Company's Current Report on Form 8-K, filed with the Commission on December 26, 2000.

         (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed October 23, 1995 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Murray L. Skala, a director of the Company and a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, the Company's legal counsel, is the holder of options granted him under the Plan to purchase up to 88,750 shares of the Company's Common Stock at varying exercise prices.

ITEM 8. EXHIBITS.

Exhibit Number              Description of Exhibit
--------------              ----------------------
4.1                         Amended and Restated 1996 Stock Option Plan of
                            the Registrant (1)

4.2 Second Amended and Restated Stock Option Plan of the Registrant (2)

4.3 Third Amended and Restated Stock Option Plan of the Registrant (3)

5*                          Opinion of Feder, Kaszovitz, Isaacson, Weber,
                            Skala & Bass LLP

23.1*                       Consent of PricewaterhouseCoopers LLP

23.2*                       Consent of Feder, Kaszovitz, Isaacson, Weber,
                            Skala & Bass LLP (contained in Exhibit 5)


*        Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 16, 2000, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River and State of New York on the 30 day of March, 2001.

                                  TRAFFIX, INC.



                                    By:     /s/ Jeffrey L. Schwartz
                                            ------------------------------------
                                            Jeffrey L. Schwartz
                                            Chairman, Chief Executive Officer
                                            and President

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                                 DATE
         ---------                                   -----                                 ----
/s/ Jeffrey L. Schwartz                      Chairman, President and                 March 30, 2001
-----------------------                      Chief Executive Officer
Jeffrey L. Schwartz                          (Principal Executive  Officer)

/s/ Daniel Harvey                            Chief Financial Officer                 March 30, 2001
------------------                           (Principal Financial and
Daniel Harvey                                Accounting Officer)

/s/ Andrew Stollman                          Chief Operating Officer,                March 30, 2001
-----------------------                      Secretary and Director
Andrew Stollman

/s/ Murray L. Skala                          Director                                March 30, 2001
-----------------------
Murray L. Skala
/s/ Edwin A. Levy                            Director                                March 30, 2001
-----------------------
Edwin A. Levy
/s/ Lawrence Burstein                        Director                                March 30, 2001
-----------------------
Lawrence Burstein


/s/ Jack Silver                              Director                                March 30, 2001
---------------------------
Jack Silver
/s/ Charles W. Stryker                       Director                                March 30, 2001
------------------------------
Charles W. Stryker, Ph.D.

                                INDEX TO EXHIBITS

Exhibit Number               Description of Exhibit
--------------               ----------------------
4.1                          Amended and Restated 1996 Stock Option Plan of
                             the Registrant (1)

4.2 Second Amended and Restated Stock Option Plan of the Registrant (2)

4.3 Third Amended and Restated Stock Option Plan of the Registrant (3)

5*                           Opinion of Feder, Kaszovitz, Isaacson, Weber,
                             Skala & Bass LLP

23.1*                        Consent of PricewaterhouseCoopers LLP

23.2*                        Consent of Feder, Kaszovitz, Isaacson, Weber,
                             Skala & Bass LLP (contained in Exhibit 5)

 *       Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 16, 2000, and incorporated herein by reference.